                                                                    EXHIBIT 4.17

                                  GRANT PRIDECO
                       FIRST AMENDMENT TO CREDIT AGREEMENT

                  This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of July __, 2003 and entered into by and among Grant Prideco, LP, XL Systems, L.P., Texas Arai, Inc., Tube-Alloy Corporation, Reed-Hycalog Operating, L.P., and Grant Prideco Canada Ltd (each referred to herein as a "BORROWER" and collectively, as "BORROWERS"), the financial institutions listed on the signature pages hereof, Deutsche Bank Trust Company Americas, as US Agent and Deutsche Bank AG, Canada Branch, as Canadian Agent and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) and is made with reference to that certain Credit Agreement dated as of December 19, 2002 (as amended or otherwise modified up to the date hereof, the "CREDIT AGREEMENT"; as amended hereby, the "AMENDED AGREEMENT") by and among the Borrowers, the Lenders referenced therein, US Agent and Canadian Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Borrowers have requested that the Credit Agreement be amended as provided herein; and

                  WHEREAS, the U.S. Agent and the Lenders party hereto have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        AMENDMENT TO THE CREDIT AGREEMENT

         1.1      AMENDMENT TO SECTION 3:  LETTERS OF CREDIT.

                  A. Subsection 3.3(i) of the Credit Agreement is hereby amended by deleting it in the entirety and substituting the following therefor:

                  "(i) if it is a standby Letter of Credit its term does not exceed the earlier of the date which is (i) five Business Days prior to the Expiration Date or (ii) one year after the date of issuance of such standby Letter of Credit or, up to two years after the date of issuance of such standby Letter of Credit so long as the aggregate amount of US Letter of Credit Obligations with respect to standby Letters of Credit the term of which exceeds one year does not exceed $3,000,000 at any time; and provided further that the immediately preceding clause (ii) shall not prevent any Issuing Lender from agreeing that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year unless such Issuing Lender elects not to extend for any such additional period; or"

SECTION 2.        CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

                  A. BORROWERS' DOCUMENTS. On or before the First Amendment Effective Date, Borrowers shall deliver to Agent the following, each, unless otherwise noted, dated the First Amendment Effective Date:

                  1. Signature and incumbency certificates of their officers executing this Amendment; and

                  2. Copies of this Amendment executed by Borrowers and the Credit Support Parties.

                  B. EXECUTION OF AMENDMENT BY LENDERS. On or before the First Amendment Effective Date, U.S. Agent and Majority Lenders shall have executed and delivered copies of this Amendment to Agent.

                  C. FEES AND EXPENSES. On or before the First Amendment Effective Date, Borrower shall have paid all expenses of the Agent in connection with the transactions contemplated by this Agreement (including, without limitation, the reasonable fees and expenses of counsel for the U.S. Agent).

                  D. OTHER PROCEEDINGS. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

SECTION 3.        BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers represent and warrant to each Lender that the following statements are true, correct and complete:

                  A. NO CONFLICT. The execution, delivery and performance by each Borrower of this Amendment and the performance by each Borrower of the Amended Agreement: (a) are within its corporate power; (b) are duly authorized by all necessary action; (c) are not in contravention of any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound where such contravention would reasonably be expected to adversely affect the enforceability of any Credit Document or to have a Material Adverse Effect; (d) are not in contravention of any provision set forth in any Governing Documents,
(e) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly


                                       2                         First Amendment
obtained, made or given, and are in full force and effect); and (f) will not, except as contemplated herein, result in the imposition of any Liens upon any of its properties.

                  B. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  C. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 6 of the Credit Agreement are and will be true and correct in all material respects (subject to the information disclosed in any update of Schedule B to the Credit Agreement delivered pursuant to Sections 5.3 and 7.1(b) of the Credit Agreement) on and as of the First Amendment Effective Date as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date except for any inaccuracy of such representations and warranties as of the First Amendment Effective Date resulting from any new facts or circumstances that do not collectively have a Material Adverse Effect and have arisen after the date on which an updated Schedule B was most recently required to be delivered pursuant to Section 7.1(b) of the Credit Agreement.

                  D. ABSENCE OF DEFAULT. No event has occurred and is continuing or could reasonably be expected to result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

SECTION 4.        ACKNOWLEDGEMENT AND CONSENT

                  Borrowers, Grant Prideco, Inc. ("Holdings"), and each of the Subsidiaries (the "Subsidiary Guarantors") listed on the signature pages hereto are party to certain Collateral Documents as amended through the First Amendment Effective Date, pursuant to which Borrowers have created Liens in favor of U.S. Agent on certain Collateral to secure the Obligations. Borrowers hereby represent and warrant that the Subsidiary Guarantors listed on the signatures pages hereto constitute all of the Domestic Subsidiaries. Each of the Borrowers, Holdings and Subsidiary Guarantors (collectively, the "CREDIT SUPPORT PARTIES") is a party to certain Guaranties pursuant to which such Credit Support Party has
(i) guarantied the Obligations and (ii) created Liens in favor of Agent on certain Collateral to secure the obligations of such Credit Support Party under such Guaranty of such Credit Support Party. The Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

                  Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations,"


                                       3                         First Amendment
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"Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of the Amended Agreement.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Credit Support Party (other than Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 5.        MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. FEES AND EXPENSES. Borrowers acknowledge that all reasonable costs, fees and expenses as described in subsection 4.7 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.


                                       4                         First Amendment
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                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  F. FURTHER ASSURANCES. Borrowers agree that from time to time, at the expense of Borrowers, Borrowers will promptly execute and deliver any additional amendments and related documents that Agent may reasonably request, in order to effectuate this Amendment and the transactions contemplated hereunder.


                                       5                         First Amendment

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   BORROWERS:

                                   GRANT PRIDECO, LP, individually, as
                                   a Borrower and as US Funds Administrator

                                   By:  Grant Prideco Holding, LLC, its general
                                        partner

                                   By:            /s/ Philip A. Choyce
                                      ------------------------------------------
                                           Philip A. Choyce
                                   Title:  Vice President

                                   XL SYSTEMS, L.P.,

                                   By:  Grant Prideco Holding, LLC, its general
                                        partner

                                   By: /s/ Philip A. Choyce
                                       --------------------
                                           Philip A. Choyce
                                   Title:  Vice President

                                   TEXAS ARAI, INC.,

                                   By: /s/ Philip A. Choyce
                                       --------------------
                                           Philip A. Choyce
                                   Title:  Vice President

                                   TUBE-ALLOY CORPORATION,

                                   By: /s/ Philip A. Choyce
                                       --------------------
                                           Philip A. Choyce
                                   Title:  Vice President


                                   REEDHYCALOG, L.P.,

                                   By:  ReedHycalog, LLC, its general partner

                                   By: /s/ Philip A. Choyce
                                       --------------------
                                           Philip A. Choyce
                                   Title:  Vice President


                                      S-1
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                                   GRANT PRIDECO CANADA LTD., individually, as
                                   a Borrower and as Canadian Funds
                                   Administrator

                                   By      /s/ Philip A. Choyce
                                           --------------------
                                               Philip A. Choyce
                                   Title:   Secretary


                                   GUARANTOR:

                                   GRANT PRIDECO, INC.,


                                   By      /s/ Philip A. Choyce
                                           --------------------
                                               Philip A. Choyce
                                   Title:  Vice President



                                      S-2                        First Amendment
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                                   CREDIT SUPPORT PARTIES:

                                   GRANT PRIDECO HOLDING, LLC

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President


                                   XL SYSTEMS INTERNATIONAL, INC.

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President


                                   PLEXUS DEEPWATER TECHNOLOGIES, LTD.

                                   By:  Grant Prideco Holding, LLC, its general
                                        partner

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President


                                   TA INDUSTRIES, INC.

                                   By:
                                            ------------------------------------
                                                     Louis A. Raspino
                                   Title:   Vice President


                                   TUBE-ALLOY CAPITAL CORPORATION

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President


                                   GRANT PRIDECO PC COMPOSITES HOLDINGS, LLC

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President


                                   GP EXPATRIATE SERVICES, INC.

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President



                                      S-3                        First Amendment

                                   INTELLIPIPE, INC.

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President


                                   GRANT PRIDECO MARINE PRODUCTS AND SERVICES
                                   INTERNATIONAL, INC.

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President


                                   REEDHYCALOG COLUMBIA, LLC

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President


                                   REEDHYCALOG INTERNATIONAL HOLDING, LLC

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President


                                   REEDHYCALOG NORWAY, LLC

                                   By:      /s/ Louis A. Raspino
                                                    Louis A. Raspino
                                   Title:   Vice President


                                   GRANT PRIDECO FINANCE, LLC

                                   By:               /s/ David Weigel
                                            ------------------------------------
                                                     David Weigel
                                   Title:   Vice President


                                   GP USA HOLDING, LLC

                                   By:               /s/ David Weigel
                                            ------------------------------------
                                                     David Weigel
                                   Title:   Vice President



                                      S-4                        First Amendment
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                                   GRANT PRIDECO USA, LLC

                                   By:               /s/ David Weigel
                                            ------------------------------------
                                                     David Weigel
                                   Title:   Vice President


                                   GRANT PRIDECO EUROPEAN HOLDING, LLC

                                   By:               /s/ David Weigel
                                            ------------------------------------
                                                     David Weigel
                                   Title:   Vice President


                                   REEDHYCALOG CIS, LLC

                                   By:               /s/ Louis A. Raspino
                                            ------------------------------------
                                                     Louis A. Raspino
                                   Title:   Vice President


                                   REEDHYCALOG, LLC

                                   By:               /s/ Louis A. Raspino
                                            ------------------------------------
                                                     Louis A. Raspino
                                   Title:   Vice President


                                   REEDHYCALOG ARGENTINA, LLC

                                   By:               /s/ Louis A. Raspino
                                            ------------------------------------
                                                     Louis A. Raspino
                                   Title:   Vice President


                                   REEDHYCALOG AZERBAIJAN, LLC

                                   By:               /s/ Louis A. Raspino
                                            ------------------------------------
                                                     Louis A. Raspino
                                   Title:   Vice President


                                   REEDHYCALOG KAZAKHSTAN, LLC

                                   By:               /s/ Louis A. Raspino
                                            ------------------------------------
                                                     Louis A. Raspino
                                   Title:   Vice President



                                      S-5                        First Amendment

                                   REEDHYCALOG THAILAND, LLC

                                   By:               /s/ Louis A. Raspino
                                            ------------------------------------
                                                     Louis A. Raspino
                                   Title:   Vice President


                                      S-6                        First Amendment
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                                   DEUTSCHE BANK TRUST COMPANY
                                   AMERICAS, as US Agent and as Lender


                                   By:     /s/ Authorized
                                   Signatory
                                            --------------------------------
                                   Name:
                                   Title:



                                      S-7                        First Amendment
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                                   DEUTSCHE BANK AG, CANADA BRANCH, as
                                   Lender



                                   By:     /s/ Authorized
                                   Signatory
                                            --------------------------------
                                   Name:
                                   Title:



                                      S-8                        First Amendment

                                   TRANSAMERICA BUSINESS CAPITAL
                                   CORPORATION
                                   as a Lender


                                   By:     /s/ Authorized
                                   Signatory
                                            --------------------------------
                                   Name:
                                   Title:



                                      S-9                        First Amendment

                                   JP MORGAN CHASE BANK
                                   as a Lender



                                   By:      /s/ Jim Holloway
                                            --------------------------------
                                            Jim L. Holloway
                                   Title:   Senior Vice President



                                      S-10                       First Amendment

                                   MERRILL LYNCH CAPITAL
                                   as a Lender



                                   By:      /s/ Michele Kovatchis
                                            --------------------------------
                                            Michele Kovatchis
                                   Title:   Director


                                      S-11                       First Amendment

                                   FLEET CAPITAL CORPORATION
                                   as a Lender




                                   By:      /s/ Dan Hughes
                                            --------------------------------
                                            Dan A. Hughes
                                   Title:   Vice President



                                      S-12                       First Amendment

                                   CIT GROUP/BUSINESS CREDIT INC.
                                   as a Lender



                                   By:      /s/ Neal Legan
                                            --------------------------------
                                            Neal Legan
                                   Title:   Vice President


                                      S-13                       First Amendment

                                   U.S. BANK NATIONAL ASSOCIATION
                                   as a Lender




                                   By:      /s/ Suzanne Geiger
                                            --------------------------------
                                            Suzanne E. Geiger
                                   Title:   Senior Vice President



                                      S-14                       First Amendment

                                   FOOTHILL CAPITAL CORPORATION
                                   as a Lender



                                   By:      /s/ Martin Chin
                                            --------------------------------
                                            Martin Chin
                                   Title:   Vice President


                                      S-15                       First Amendment

                                   GMAC BUSINESS CREDIT, LLC
                                   as a Lender



                                   By:      /s/ George Grieco
                                            --------------------------------
                                            George Grieco
                                   Title:   Director



                                      S-16                       First Amendment

                                   LASALLE BUSINESS CREDIT, INC.
                                   as a Lender



                                   By:       /s/ A. Roger Craig
                                            --------------------------------
                                            A. Roger Craig, Jr.
                                   Title:
                                            --------------------------------


                                      S-17                       First Amendment

                                   GE CAPITAL PUBLIC FINANCE, INC.
                                   as a Lender




                                   By:      /s/ Jason Soto
                                            --------------------------------
                                            Jason A. Soto
                                   Title:   Vice President




                                      S-18                       First Amendment

                                   WHITNEY NATIONAL BANK
                                   as a Lender




                                   By:      /s/ Harry Stahel
                                            --------------------------------
                                            Harry C. Stahel
                                   Title:   Senior Vice President




                                      S-19                       First Amendment

                                   SOUTHWEST BANK OF TEXAS, N.A.
                                   as a Lender




                                   By:      /s/ Bennett Douglas
                                            --------------------------------
                                            Bennett Douglas
                                   Title:   Senior Vice President




                                      S-20                       First Amendment